Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (the “Amendment”), effective this 22nd day of June 2006, is by and between Caneum, Inc. (the “Company”) and Gary Allhusen (the “Employee”).
Recitals:
WHEREAS, the parties hereto entered into an Employment Agreement dated March 17, 2004, (the “Employment Agreement”) for a duration through March 29, 2007, and under which the Employee agreed to act as Executive Vice-President of the Company; and
WHEREAS, the Company desires to appoint, and the Employee is willing to assume, the position of Chief Operating Officer of the Company subject to the terms and conditions of this amendment.
NOW, THEREFORE, in consideration of the mutual terms and conditions of this Amendment, the parties hereto agree as follows:
1. Section 1 of the Employment Agreement is hereby amended to extend the initial term of the Employment Agreement through March 29, 2008.
2. Section 2 of the Employment Agreement is hereby amended to include the office of Chief Operating Officer to the duties of the Employee. In addition, the Employee hereby accepts the designation of Principal Financial Officer and Principal Accounting Officer of the Company.
3. As consideration for Employee entering into this Amendment, the Company shall grant to him 250,000 options under the Company’s 2002 Stock Option/Stock Issuance Plan, which options shall vest as follows: (i) one-sixteenth (1/16th) of the total options will vest at the end of each three month period beginning on the date of grant so long as the Employee is employed by the Company under his employment agreement, subject to early exercise; and (ii) immediately in the event of a Corporate Transaction, as defined in the Plan.
4. Except as amended hereby, the Employment Agreement shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Employment Agreement or (ii) to prejudice any right or rights which Caneum may now have or may have in the future under or in connection with the Employment Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.
5. The terms of the Employment Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

IN WITNESS WHEREOF, each of the parties has executed this Amendment the respective day and year set forth below:

Caneum, Inc.

Date: June 22, 2006	By	/s/ Luan Dang
Luan Dang, Chairman Compensation Committee

Date: June 19, 2006	/s/ Gary Allhusen
Gary Allhusen, Individually